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                                  EXHIBIT 23.2

                       Consent of Independent Accountants
                       ----------------------------------


We consent to the incorporation by reference in the registration statements of Parametric Technology Corporation on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528, and 33-61485) of our reports dated October 16, 1996, on our audit of the consolidated financial statements and financial statement schedule of Parametric Technology Corporation as of September 30, 1996 and for the year then ended, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



/S/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 19, 1996